UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2005

SEAGATE TECHNOLOGY

(Exact name of registrant as specified in its charter)

Cayman Islands	001-31560	98-0355609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands	Not Applicable
(Address of principal executive offices)	(Zip Code)

(345) 949-8066

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 31, 2005, the Compensation Committee of the Board of Directors of Seagate Technology (the “Company”) approved the annual incentive bonus plan (i.e., cash bonus) funding targets for fiscal year 2006 (“FY 2006”), the annual performance metrics for FY 2006 for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and increases to the annual base salaries of certain executive officers. Any changes to an executive officer’s annual base salary shall be effective as of September 1, 2005.

FY 2006 Annual Incentive Bonus Plan Funding & Performance Metrics

The Compensation Committee authorized the performance metrics and funding targets to be used for calculating annual bonus awards to each of the Company’s executive officers for FY 2006 under the Seagate Technology Annual Incentive Bonus Plan (the “Plan”). The maximum funding level under this Plan for FY 2006 is 200% of the target funding level. The funding of the Plan is determined based on the Company’s performance with respect to an earnings per share goal. The actual funding amount may be increased by an additional 10% if the Company achieves certain corporate quality goals relating to minimizing defective parts and product returns. The funded amount is allocated among eligible participants in the Plan based upon their base salary and their target bonus expressed as a percentage of base salary. An individual would receive his or her target bonus in the event that this Plan is funded at the target funding level. Separately, the Compensation Committee has the discretion to award a supplemental bonus outside of the Plan based on outstanding individual performance. The FY 2006 target bonus levels for the Company’s senior executive officers (William Watkins, David Wickersham, Charles Pope, Brian Dexheimer, and William Hudson), who will be included as the Named Executive Officers in the Company’s fiscal year 2005 (“FY 2005”) proxy statement, are shown in the table below.

FY 2006 Increases to Base Salary

The following table sets forth the annual base salaries for FY 2005 and FY 2006 and the FY 2006 target bonus levels (expressed as a percentage of the individual’s FY 2006 base salary, as further described above) for the Named Executive Officers. Please note that any changes to base salaries for FY 2006 became effective on September 1, 2005 and any salary increases for FY 2005 occurred during the course of FY 2005. Consequently, the FY 2005 base salary shown in the table below may be a higher amount than the actual salary earned from July 2004 through June 2005. The actual salary earned for FY 2005 will be reflected in the Summary Compensation Table in the Company’s FY 2005 proxy statement.

NAME AND POSITION	Base Salary for FY 2005 ($)	Base Salary for FY 2006* ($)	Target Bonus (% of FY 2006 Base Salary)
William Watkins	1,000,000	1,000,000	150
David Wickersham	600,000	725,000	125
Charles Pope	700,000	700,000	125
Brian Dexheimer	500,000	600,000	125
William Hudson	425,000	500,000	100

*	Effective September 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2005	SEAGATE TECHNOLOGY

	By:	/s/ WILLIAM L. HUDSON
	Name: Title:	William L. Hudson Executive Vice President, General Counsel and Secretary